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                                                                     EXHIBIT 7.2

DISTRICT COURT, ARAPAHOE COUNTY, COLORADO

Case No. 96-CV-1560, Division 5

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ORDER RELEASING COLLATERAL

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DISPLAY GROUP, L.L.C., a Colorado limited liability company,

Plaintiff,

v.

AMERICAN CONSOLIDATED GROWTH CORPORATION, a Delaware corporation, and AGTSPORTS, INC., a Colorado corporation,

Defendents.

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    THE COURT, having taken judicial notice of the Court's file, having determined that Defendants did not file a counter-bond pursuant to C.R.C.P. 104(j) on or before the deadline set by the Court of October 4, 1996, at 3:30 p.m., and otherwise being fully advised in the premises;

    HEREBY ORDERS that the Clerk of the Court shall release the following described collateral from the Registry of the Court to Plaintiff Display Group,
L.L.C.:

          1,623,750 shares of common stock of Advanced Display Technologies, Inc., represented by Stock Certificate
          No. 10540-3 in the amount of 37,397 shares, Stock Certificate No. 10517-1 in the amount of 126,603 shares, Stock Certificate No. 10408-3 in the amount of 110,000 shares, Stock Certificate No. 10235-0 in the amount of 735,750 shares, Stock Certificate No. 10539-5 in the amount of 20,000 shares, Stock Certificate No. 10516-3 in the amount of 220,000 shares, Stock Certificate
          No. 10606-2 in the amount of 110,000 shares, and Stock Certificate No. 6647-2 in the amount of 264,000 shares.

Plaintiff Display Group, L.L.C. shall be entitled to possess, use, and exercise the attendant voting rights of said stock pending final judgment on its replevin claim.


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    DONE IN CHAMBERS this 9th day of October, 1996.
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                                        BY THE COURT


                                        [STAMP OF JAMES F. MACRUM
                                         DISTRICT JUDGE APPEARS HERE]
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                                        District Court Judge

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                            CERTIFICATE OF SERVICE
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   The undersigned hereby certifies that on this 8th day of October, 1996, a
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true and correct copy of the foregoing ORDER RELEASING COLLATERAL was served by facsimile, addressed to the following:

           Gerald Bader, Esq.
           Bader & Villanueva, P.C.
           1660 Wynkoop, Suite 1100
           Denver, CO 80202
           (303) 534-0725

                                       /s/ Valerie L. Breslin
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